Clarivate Reports Third Quarter 2023 Results
— Reaffirms 2023 Outlook —

London, UK -- November 7, 2023 Clarivate Plc - (NYSE: CLVT) (the “Company” or “Clarivate”), a global leader in connecting people and organizations to intelligence they can trust to transform their world, today reported results for the third quarter.

Third Quarter 2023 Financial Highlights
•Revenues of $647.2 million increased 1.8%, and decreased 1.3% at constant currency(2)
•Organic revenues increased 1.7% driven by an increase in transactional and other revenues of 3.5%, subscription revenues of 1.3% and re-occurring revenues of 0.5%
•Net loss attributable to ordinary shares of $6.6 million; Net loss per diluted share of $0.01
•Adjusted Net Income(1) of $152.6 million increased 6.2%; Adjusted Income per diluted share(1) of $0.21 increased 5.0% or $0.01
•Adjusted EBITDA(1) of $281.4 million increased 3.6% driven by cost savings from integration programs; Adjusted EBITDA Margin(1) of 43.5% increased 80 basis points
•Net cash provided by operating activities decreased $44.4 million to $163.4 million; Free cash flow(1) decreased $38.7 million to $101.7 million, driven by timing-related, in quarter working capital requirements

Nine Months Ended September 30, 2023 Financial Highlights
•Revenues of $1,945.1 million decreased 2.0%, and 2.6% at constant currency(2), driven primarily by the divestiture of MarkMonitor in October 2022, for which there were no comparable amounts in the current year period
•Organic revenues increased 0.3% as an increase in subscription revenues of 2.3% was offset by a decline in re-occurring revenues of 1.0% and transactional and other revenues of 4.3%
•Net loss attributable to ordinary shares of $123.6 million; Net loss per diluted share of $0.18
•Adjusted Net Income(1) of $435.7 million decreased 6.1%; Adjusted Income per diluted share(1) of $0.59 decreased 6.3% or $0.04
•Adjusted EBITDA(1) of $819.0 million increased 1.3% driven by cost savings from integration programs; Adjusted EBITDA Margin(1) of 42.1% increased 140 basis points
•Net cash provided by operating activities increased $180.9 million to $553.3 million; Free cash flow(1) increased $158.8 million to $374.7 million

“Our improved third quarter performance was driven by organic growth from our Academia & Government and Life Sciences & Healthcare (LS&H) segments, each delivering their highest quarterly revenue growth rate over the past year,” said Jonathan Gear, Chief Executive Officer. “During the quarter, we secured new customer wins across all three of our segments and launched new product offerings including an AI-powered tool to simplify IP budgets and forecasts and an enhanced search platform within LS&H powered by generative artificial intelligence. We continue to drive operational improvements and innovation, which will benefit both our customers and Clarivate in the future.”

Selected Financial Information
The prior year results include MarkMonitor, which was divested on October 31, 2022, for which there are no comparable amounts in the current year periods.

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(in millions, except percentages and per share data), (unaudited)	2023	2022	$	%	2023	2022	$	%
Revenues, net	$647.2	$635.7	$11.5	1.8%	$1,945.1	$1,984.5	$(39.4)	(2.0)%

Net loss attributable to ordinary shares	$(6.6)	$(4,434.4)	$4,427.8	N/M	$(123.6)	$(4,339.9)	$4,216.3	N/M
Net loss per share, diluted	$(0.01)	$(6.64)	$6.63	N/M	$(0.18)	$(6.66)	$6.48	N/M
Weighted-average ordinary shares (diluted)	670.9	675.2	—	(0.6)%	673.9	680.6	—	(1.0)%
Adjusted EBITDA(1)	$281.4	$271.6	$9.8	3.6%	$819.0	$808.3	$10.7	1.3%

Adjusted net income(1)	$152.6	$143.7	$8.9	6.2%	$435.7	$464.0	$(28.3)	(6.1)%
Adjusted diluted EPS(1)(3)	$0.21	$0.20	$0.01	5.0%	$0.59	$0.63	$(0.04)	(6.3)%
Adjusted weighted-average ordinary shares (diluted)(1)	731.4	732.9	—	(0.2)%	733.6	739.0	—	(0.7)%
Net cash provided by operating activities	$163.4	$207.8	$(44.4)	(21.3)%	$553.3	$372.4	$180.9	48.6%
Free cash flow(1)	$101.7	$140.4	$(38.7)	(27.5)%	$374.7	$215.9	$158.8	73.6%
Third Quarter 2023 Commentary
Subscription revenues for the third quarter decreased $0.2 million, or 0.0%, to $408.1 million, and decreased 3.2% on a constant currency basis(2), due to the divestiture of MarkMonitor. Organic subscription revenues increased 1.3%, primarily due to price increases and the benefit of net installations.
Re-occurring revenues for the third quarter increased $4.1 million, or 4.0% to $106.8 million, and increased 0.5% on a constant currency basis(2). Organic re-occurring revenues increased 0.5%, due to increased patent renewal volumes.
Transactional and other revenues for the third quarter increased $7.3 million, or 5.8%, to $132.3 million, and increased 3.1% on a constant currency basis(2). Organic transactional and other revenues increased 3.5%, due to higher transactional sales in the Academia & Government and Life Sciences & Healthcare segments.
Balance Sheet and Cash Flow
As of September 30, 2023, cash and cash equivalents of $398.9 million increased $50.1 million compared to December 31, 2022 due to lower one-time costs as ProQuest cost synergies have been completed.
The Company's total debt outstanding as of September 30, 2023 was $4,920.5 million, a decrease of $150.8 million compared to December 31, 2022 due to $150.0 million accelerated debt prepayments on our term loan.
Net cash provided by operating activities of $553.3 million for the nine months ended September 30, 2023 increased $180.9 million compared to $372.4 million for the prior year, primarily due to the prior year employee payroll payments related to the CPA Global Equity Plan and working capital improvements. Free cash flow(1) for the nine months ended September 30, 2023, was $374.7 million, an increase of $158.8 million compared to the prior year period.

Reaffirmed Outlook for 2023 (forward-looking statement)

“We reaffirmed our 2023 outlook as our third quarter results were in-line with our expectations,” said Jonathan Collins, Executive Vice President and Chief Financial Officer. “We continue to execute a disciplined allocation of our capital by repurchasing $100 million of ordinary shares in the third quarter and anticipate utilizing about $150 million of cash to prepay debt in the fourth quarter.”
The full year outlook presented below assumes no further acquisitions, divestitures, or unanticipated events.

2023 Outlook
Revenues	$2.60B to $2.67B
Organic Revenue Growth	0.00% to 2.00%
Adjusted EBITDA(1)	$1.09B to $1.14B
Adjusted EBITDA Margin(1)	42% to 42.5%
Adjusted Diluted EPS(1)(3)	$0.77 to $0.83
Free Cash Flow(1)	$450M to $500M

Notes to press release
(1) Non-GAAP measure. Please see “Reconciliations to Certain Non-GAAP Measures” in this earnings release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this earnings release.
(2) We calculate constant currency by converting the non-U.S. dollar income statement balances for the most current year to U.S. dollars by applying the average exchange rates of the preceding year.
(3) Adjusted Diluted EPS for 2023 is calculated based on approximately 734 million fully diluted weighted average ordinary shares outstanding.
N/M - Represents a change approximately equal or in excess of 100% or not meaningful.

Conference Call and Webcast
Clarivate will host a conference call and webcast today to review the results for the third quarter at 9:00 a.m. Eastern Time. The conference call will be simultaneously webcast on the Investor Relations section of the Company’s website.
Interested parties may access the live audio broadcast by dialing +1 404-975-4839 or toll-free +1 833-470-1428 (in North America) and 44 208 068 2558 or toll free 44 808 189 6484 (internationally). The conference ID number is 677201. To join the webcast please visit https://events.q4inc.com/attendee/182614049. A replay will also be available on https://ir.clarivate.com.

Use of Non-GAAP Financial Measures
Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
Definitions and reconciliations of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Standalone Adjusted EBITDA to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the impact of inflation, the impact of foreign currency fluctuations, the COVID-19 pandemic and governmental responses thereto, international hostilities, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10-K/A, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.
About Clarivate
Clarivate™ is a leading global information services provider. We connect people and organizations to intelligence they can trust to transform their perspective, their work and our world. Our subscription and technology-based solutions are coupled with deep domain expertise and cover the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit clarivate.com.

Condensed Consolidated Balance Sheets
(In millions)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$398.9	$348.8
Restricted cash	8.3	8.0
Accounts receivable, net	766.9	872.1
Prepaid expenses	100.0	89.4
Other current assets	75.1	76.9
Assets held for sale	25.5	—
Total current assets	1,374.7	1,395.2
Property and equipment, net	49.7	54.5
Other intangible assets, net	8,955.3	9,437.7
Goodwill	2,865.2	2,876.5
Other non-current assets	89.8	97.9
Deferred income taxes	26.4	24.2
Operating lease right-of-use assets	56.9	58.9
Total Assets	$13,418.0	$13,944.9

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$99.2	$101.4
Accrued compensation	102.5	132.1
Accrued expenses and other current liabilities	346.7	352.1
Current portion of deferred revenues	889.2	947.5
Current portion of operating lease liability	23.5	25.7
Current portion of long-term debt	1.1	1.0
Liabilities held for sale	6.4	—
Total current liabilities	1,468.6	1,559.8
Long-term debt	4,866.4	5,005.0
Non-current portion of deferred revenues	36.5	38.5
Other non-current liabilities	41.3	140.1
Deferred income taxes	255.6	316.1
Operating lease liabilities	67.5	72.9
Total liabilities	6,735.9	7,132.4
Commitments and contingencies

Shareholders’ equity:
Preferred Shares, no par value; 14.4 shares authorized; 5.25% Mandatory Convertible Preferred Shares, Series A, 14.4 shares issued and outstanding as of both September 30, 2023 and December 31, 2022	1,392.6	1,392.6
Ordinary Shares, no par value; unlimited shares authorized; 663.9 and 674.4 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	11,729.8	11,744.7
Accumulated other comprehensive loss	(657.8)	(665.9)
Accumulated deficit	(5,782.5)	(5,658.9)
Total shareholders’ equity	6,682.1	6,812.5
Total Liabilities and Shareholders’ Equity	$13,418.0	$13,944.9

Condensed Consolidated Statement of Operations
(In millions)
(unaudited)
	Three Months Ended September 30,
	2023	2022
Revenues, net	$647.2	$635.7
Operating expenses:
Cost of revenues	220.6	223.7
Selling, general and administrative costs	171.9	169.5
Depreciation and amortization	176.8	169.7
Restructuring and lease impairments	3.7	26.0
Goodwill and intangible asset impairments	—	4,448.6
Other operating income, net	(13.0)	(26.6)
Total operating expenses	560.0	5,010.9
Income (loss) from operations	87.2	(4,375.2)
Mark to market gain on financial instruments	(12.6)	(53.3)
Interest expense and amortization of debt discount, net	71.9	71.5
Income (loss) before income taxes	27.9	(4,393.4)
Provision for income taxes	15.6	22.1
Net income (loss)	12.3	(4,415.5)
Dividends on preferred shares	18.9	18.9
Net loss attributable to ordinary shares	$(6.6)	$(4,434.4)

Per share:
Basic	$(0.01)	$(6.58)
Diluted	$(0.01)	$(6.64)

Weighted average shares used to compute earnings per share:
Basic	670.9	673.6
Diluted	670.9	675.2

Condensed Consolidated Statement of Operations
(In millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Revenues, net	$1,945.1	$1,984.5
Operating expenses:
Cost of revenues	674.8	717.0
Selling, general and administrative costs	559.3	549.3
Depreciation and amortization	527.5	521.7
Restructuring and lease impairments	25.3	56.9
Goodwill and intangible asset impairments	135.2	4,448.6
Other operating income, net	(30.5)	(64.9)
Total operating expenses	1,891.6	6,228.6
Income (loss) from operations	53.5	(4,244.1)
Mark to market gain on financial instruments	(14.4)	(202.7)
Interest expense and amortization of debt discount, net	218.5	193.3
Loss before income taxes	(150.6)	(4,234.7)
(Benefit) provision for income taxes	(83.3)	48.9
Net loss	(67.3)	(4,283.6)
Dividends on preferred shares	56.3	56.3
Net loss attributable to ordinary shares	$(123.6)	$(4,339.9)

Per share:
Basic	$(0.18)	$(6.41)
Diluted	$(0.18)	$(6.66)

Weighted average shares used to compute earnings per share:
Basic	673.9	676.7
Diluted	673.9	680.6

Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(67.3)	$(4,283.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	527.5	521.7
Share-based compensation	97.1	66.5
Restructuring and impairments, including goodwill	138.9	4,469.9
Mark to market gain on financial instruments	(14.4)	(202.7)
Amortization of debt issuance costs	12.9	11.4
Gain on legal settlement	(49.4)	—
Deferred income taxes	(51.3)	(3.3)
Other operating activities	16.8	(48.9)
Changes in operating assets and liabilities:
Accounts receivable	110.3	76.9
Prepaid expenses	(10.6)	(29.4)
Other assets	19.5	(57.5)
Accounts payable	(2.4)	(15.8)
Accrued expenses and other current liabilities	(33.8)	(54.0)
Deferred revenues	(56.9)	(68.2)
Operating leases, net	(6.2)	(5.2)
Other liabilities	(77.4)	(5.4)
Net cash provided by operating activities	$553.3	$372.4

Cash Flows From Investing Activities
Capital expenditures	(178.6)	(156.5)
Payments for acquisitions and cost method investments, net of cash acquired	(2.3)	(14.3)
Proceeds from divestitures, net of cash and restricted cash	10.5	—
Net cash used in investing activities	$(170.4)	$(170.8)

Cash Flows From Financing Activities
Principal payments on term loan	(150.0)	(21.5)
Payment of debt issuance costs and discounts	0.1	(2.1)
Proceeds from issuance of treasury shares	—	2.2
Repurchases of ordinary shares	(100.0)	(175.0)
Cash dividends on preferred shares	(56.7)	(56.6)
Proceeds from stock options exercised	—	0.8
Payments related to finance lease	(0.8)	(1.5)
Payments related to tax withholding for stock-based compensation	(14.8)	(13.8)
Net cash used in financing activities	$(322.2)	$(267.5)
Effects of exchange rates	(10.3)	(64.5)

Net increase in cash and cash equivalents	50.1	17.7
Net increase (decrease) in restricted cash	0.3	(148.1)
Net increase (decrease) in cash and cash equivalents, and restricted cash	$50.4	$(130.4)

Beginning of period:
Cash and cash equivalents	348.8	430.9
Restricted cash	8.0	156.7
Total cash and cash equivalents, and restricted cash, beginning of period	$356.8	$587.6

End of period:
Cash and cash equivalents	398.9	448.6
Restricted cash	8.3	8.6
Total cash and cash equivalents, and restricted cash, end of period	$407.2	$457.2

Supplemental Cash Flow Information:
Cash paid for interest	$176.8	$152.2
Cash paid for income tax	$29.1	$44.2
Capital expenditures included in accounts payable	$15.2	$4.8

Supplemental Revenues Information
(Amounts in tables may not sum due to rounding)

Annualized Contract Value (“ACV”) represents the annualized value for the next 12 months of subscription-based client license agreements, assuming that all expiring license agreements during that period are renewed at their current price level. We calculate ACV on a constant currency basis to exclude the effect of foreign currency fluctuations. The following table presents our Annualized Contract Value (“ACV”) as of the periods indicated.

	September 30,		Change(1)
(in millions, except percentages); (unaudited)	2023	2022	$	%
Annualized Contract Value	$1,579.2	$1,647.1	$(67.9)	(4.1)%
(1) The change in ACV is primarily due to the divestiture of MarkMonitor in October 2022 and changes in foreign exchange rates, partially offset by organic ACV growth of 2.6% largely attributed to the impact of price increases.

The following table presents the amounts of our subscription, re-occurring and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well as the drivers of the variances between periods.

	Three Months Ended September 30,		Change		Percentage of Change
(in millions, except percentages); (unaudited)	2023	2022	$	%	Acquisitions	Disposals(1)	FX Impact	Organic
Subscription revenues	$408.1	$408.3	$(0.2)	—%	—%	(4.4)%	3.1%	1.3%
Re-occurring revenues	106.8	102.7	4.1	4.0%	—%	—%	3.5%	0.5%
Transactional and other revenues	132.3	125.0	7.3	5.8%	—%	(0.4)%	2.7%	3.5%
Deferred revenues adjustment	—	(0.3)	0.3	100.0%	100.0%	—%	—%	—%
Revenues, net	$647.2	$635.7	$11.5	1.8%	—%	(3.0)%	3.1%	1.7%

(1) Represents revenues from the MarkMonitor divestiture completed in October 2022 and from the assets held-for-sale disposal group.

	Nine Months Ended September 30,		Change		Percentage of Change
(in millions, except percentages); (unaudited)	2023	2022	$	%	Acquisitions	Disposals(1)	FX Impact	Organic
Subscription revenues	$1,207.3	$1,220.7	$(13.4)	(1.1)%	—%	(4.4)%	1.0%	2.3%
Re-occurring revenues	325.5	329.2	(3.7)	(1.1)%	—%	—%	(0.1)%	(1.0)%
Transactional and other revenues	412.3	435.5	(23.2)	(5.3)%	—%	(1.2)%	0.2%	(4.3)%
Deferred revenues adjustment	—	(0.9)	0.9	100.0%	100.0%	—%	—%	—%
Revenues, net	$1,945.1	$1,984.5	$(39.4)	(2.0)%	—%	(3.0)%	0.7%	0.3%

(1) Represents revenues from the MarkMonitor divestiture completed in October 2022 and from the assets held-for-sale disposal group.

The following table presents our revenues by segment for the periods indicated, as well as the drivers of the variances between periods, including as a percentage of such revenues.

	Three Months Ended September 30,		Change		Percentage of Change
(in millions, except percentages); (unaudited)	2023	2022	$	%	Acquisitions	Disposals(1)	FX Impact	Organic
Academia & Government	$327.2	$307.1	$20.1	6.5%	—%	—%	3.1%	3.4%
Intellectual Property	211.7	225.3	(13.6)	(6.0)%	—%	(8.3)%	3.2%	(0.9)%
Life Sciences & Healthcare	108.3	103.6	4.7	4.5%	—%	—%	2.8%	1.7%
Deferred revenues adjustment	—	(0.3)	0.3	100.0%	100.0%	—%	—%	—%
Revenues, net	$647.2	$635.7	$11.5	1.8%	—%	(3.0)%	3.1%	1.7%

(1) Represents revenues from the MarkMonitor divestiture completed in October 2022 and from the assets held-for-sale disposal group.

	Nine Months Ended September 30,		Change		Percentage of Change
(in millions, except percentages); (unaudited)	2023	2022	$	%	Acquisitions	Disposals(1)	FX Impact	Organic
Academia & Government	$983.9	$951.6	$32.3	3.4%	—%	—%	1.0%	2.4%
Intellectual Property	637.1	480.8	(69.0)	(9.8)%	—%	(8.4)%	0.1%	(1.5)%
Life Sciences & Healthcare	324.1	327.7	(3.6)	(1.1)%	—%	—%	0.9%	(2.0)%
Deferred revenues adjustment	—	(0.9)	0.9	100.0%	100.0%	—%	—%	—%
Revenues, net	$1,945.1	$1,984.5	$(39.4)	(2.0)%	—%	(3.0)%	0.7%	0.3%

(1) Represents revenues from the MarkMonitor divestiture completed in October 2022 and from the assets held-for-sale disposal group.

Reconciliations to Certain Non-GAAP Measures
(Amounts in tables may not sum due to rounding)

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA represents Net income (loss) before the provision for income taxes, depreciation and amortization, and interest expense adjusted to exclude acquisition and disposal-related transaction costs, losses on extinguishment of debt, share-based compensation, unrealized foreign currency remeasurement, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues prior to the adoption of FASB ASU No. 2021-08 in 2021, non-operating income or expense, the impact of certain non-cash mark-to-market adjustments on financial instruments, legal settlements, impairments, and other items that are included in net income (loss) for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues, net plus the impact of the deferred revenue purchase accounting adjustments relating to acquisitions prior to 2021.
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA Margin for the three and nine months ended September 30, 2023 and 2022 and reconciles these measures to our Net income (loss) for the same periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except percentages); (unaudited)	2023	2022	2023	2022
Net loss attributable to ordinary shares	$(6.6)	$(4,434.4)	$(123.6)	$(4,339.9)
Dividends on preferred shares	18.9	18.9	56.3	56.3
Net income (loss)	$12.3	$(4,415.5)	$(67.3)	$(4,283.6)
Provision (benefit) for income taxes	15.6	22.1	(83.3)	48.9
Depreciation and amortization	176.8	169.7	527.5	521.7
Interest expense and amortization of debt discount, net	71.9	71.5	218.5	193.3
Deferred revenues adjustment	—	0.3	—	0.9
Transaction related costs(1)	2.7	(3.7)	5.1	8.1
Share-based compensation expense	25.4	20.8	97.1	79.9
Restructuring and lease impairments(2)	3.7	26.0	25.3	56.9
Goodwill and intangible asset impairments(3)	—	4,448.6	135.2	4,448.6
Mark to market gain on financial instruments(4)	(12.6)	(53.3)	(14.4)	(202.7)
Other(5)	(14.4)	(14.9)	(24.7)	(63.7)
Adjusted EBITDA	$281.4	$271.6	$819.0	$808.3
Adjusted EBITDA Margin	43.5%	42.7%	42.1%	40.7%

(1) Includes costs incurred to complete business combination transactions, including acquisitions, dispositions, and capital market activities and include advisory, legal, and other professional and consulting costs.

(2) Primarily reflects severance and related benefit costs related to approved restructuring programs.
(3) During the nine months ended September 30, 2023, the Company recorded an impairment charge of $132.2 in connection with intangible assets classified as assets held-for-sale and a $3.0 goodwill impairment charge associated with the disposal group's allocated portion of the IP segment reporting unit's goodwill balance. During the three months ended September 30, 2022, a quantitative goodwill impairment assessment was performed over the Company's reporting units, resulting in goodwill impairment of $4,448.6 for the three and nine months ended September 30, 2022.

(4) Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging.
(5) The current and prior year periods include the unrealized net gain or loss on foreign exchange re-measurement and other individually insignificant items that do not reflect our ongoing operating performance. The current year-to-date period also includes a $49.4 gain on legal settlement.

Adjusted Net Income and Adjusted Diluted EPS
Adjusted Net Income is calculated using Net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before the provision for income taxes, depreciation and amortization, and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency remeasurement, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues prior to the adoption of FASB ASU No. 2021-08 in 2021, the impact of certain non-cash mark-to-market adjustments on financial instruments, legal settlements, impairments, and other items that are included in net income (loss) for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments.
We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by Adjusted diluted weighted average shares for the period. The Adjusted diluted weighted average shares assumes that all instruments in the calculation are dilutive.
The following table presents our calculation of Adjusted Net Income and Adjusted Diluted EPS for the three and nine months ended September 30, 2023 and 2022 and reconciles these measures to our Net income (loss) and EPS for the same periods:

	Three Months Ended September 30,
	2023		2022
(in millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net loss attributable to ordinary shares, diluted	$(6.6)	$(0.01)	$(4,483.4)	$(6.64)
Change in fair value of private placement warrants	—	—	49.0	0.07
Net loss attributable to ordinary shares	$(6.6)	$(0.01)	$(4,434.4)	$(6.58)
Dividends on preferred shares	18.9	0.03	18.9	0.03
Net income (loss)	$12.3	$0.02	$(4,415.5)	$(6.54)
Deferred revenues adjustment	—	—	0.3	—
Transaction related costs(1)	2.7	—	(3.7)	(0.01)
Share-based compensation expense	25.4	0.04	20.8	0.03
Amortization related to acquired intangible assets	141.9	0.21	141.2	0.21
Restructuring and lease impairments(2)	3.7	0.01	26.0	0.04
Goodwill and intangible asset impairments(3)	—	—	4,448.6	6.59
Mark to market gain on financial instruments(4)	(12.6)	(0.02)	(53.3)	(0.08)
Other(5)	(14.4)	(0.04)	(14.9)	(0.03)
Income tax impact of related adjustments	(6.4)	(0.01)	(5.8)	(0.01)
Adjusted net income and Adjusted diluted EPS	$152.6	$0.21	$143.7	$0.20
Adjusted weighted-average ordinary shares (Diluted)	731.4		732.9

(1-5) Refer to associated line item descriptions provided for the Adjusted EBITDA reconciliation table above.

	Nine Months Ended September 30,
	2023		2022
(in millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net loss attributable to ordinary shares, diluted	$(123.6)	$(0.18)	$(4,530.6)	$(6.66)
Change in fair value of private placement warrants	—	—	190.7	0.28
Net loss attributable to ordinary shares	$(123.6)	$(0.18)	$(4,339.9)	$(6.38)
Dividends on preferred shares	56.3	0.08	56.3	0.08
Net loss	$(67.3)	$(0.10)	$(4,283.6)	$(6.29)
Deferred revenues adjustment	—	—	0.9	—
Transaction related costs(1)	5.1	0.01	8.1	0.01
Share-based compensation expense	97.1	0.14	79.9	0.12
Amortization related to acquired intangible assets	429.8	0.64	437.1	0.64
Restructuring and lease impairments(2)	25.3	0.04	56.9	0.08
Goodwill and intangible asset impairments(3)	135.2	0.20	4,448.6	6.54
Mark to market gain on financial instruments(4)	(14.4)	(0.02)	(202.7)	(0.30)
Other(5)	(24.7)	(0.10)	(63.7)	(0.14)
Income tax impact of related adjustments	(150.4)	(0.22)	(17.5)	(0.03)
Adjusted net income and Adjusted diluted EPS	$435.7	$0.59	$464.0	$0.63
Adjusted weighted-average ordinary shares (Diluted)	733.6		739.0

(1-5) Refer to associated line item descriptions provided for the Adjusted EBITDA reconciliation table above.

Free Cash Flow
Free cash flow is calculated using net cash provided by operating activities less capital expenditures. The following table reconciles our non-GAAP free cash flow measure to Net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions); (unaudited)	2023	2022	2023	2022
Net cash provided by operating activities	$163.4	$207.8	$553.3	$372.4
Capital expenditures	(61.7)	(67.4)	(178.6)	(156.5)
Free cash flow	$101.7	$140.4	$374.7	$215.9

Required Reported Data
Standalone Adjusted EBITDA
We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31, 2019, and the indentures governing our secured notes due 2026 issued by Camelot Finance S.A. and guaranteed by certain of our subsidiaries, and the indentures governing the secured and unsecured notes issued by Clarivate Science Holdings Corporation in August 2021, respectively. In addition, the credit facilities and the indentures contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented.
Because Standalone Adjusted EBITDA is required pursuant to the terms of the reporting covenants under the credit facilities and the indentures and because this metric is relevant to lenders and noteholders, management considers Standalone Adjusted EBITDA to be relevant to the operation of its business.
Standalone Adjusted EBITDA is calculated under the credit facilities and the indentures by using our Consolidated Net income (loss) for the trailing 12-month period (defined in the credit facilities and the indentures as our U.S. GAAP net income adjusted for certain items specified in the credit facilities and the indentures) adjusted for items including: taxes, interest expense, depreciation and amortization, non-cash charges, including impairments, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run-rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments that were presented in the offering memorandum used in connection with the issuance of the secured notes due in 2026, and earnout obligations incurred in connection with an acquisition or investment.

The following table bridges Net loss to Adjusted EBITDA to Standalone Adjusted EBITDA, as Adjusted EBITDA reflects a substantial portion of the adjustments that comprise Standalone Adjusted EBITDA for the period presented:

(in millions); (unaudited)	Twelve months ended September 30, 2023
Net income attributable to ordinary shares	$180.7
Dividends on preferred shares	75.4
Net income	$256.1
(Benefit) provision for income taxes	(161.1)
Depreciation and amortization	716.3
Interest expense and amortization of debt discount, net	295.5
Deferred revenues adjustment	0.1
Transaction related costs	11.2
Share-based compensation expense	119.4
Gain on sale from divestitures(1)	(278.5)
Restructuring and lease impairments(2)	35.1
Goodwill and intangible asset impairments(3)	135.7
Mark-to-market gain on financial instruments(4)	(18.5)
Other	12.1
Adjusted EBITDA	$1,123.4
Realized foreign exchange gain	(16.1)
Cost savings(5)	1.6
Standalone Adjusted EBITDA	$1,108.9

(1) Represents the net gain from the sale of the MarkMonitor Domain Management business during the three months ended December 31, 2022.
(2) Primarily reflects severance and related benefit costs related to approved restructuring programs.
(3) Primarily includes the intangible assets impairment recorded during the three months ended June 30, 2023 related to Assets Held for Sale and Divested Operations.
(4) Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging.
(5) Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

The foregoing adjustment (5) is an estimate and is not intended to represent a pro forma adjustment presented within the guidance of Article 11 of Regulation S-X. Although we believe the estimate is reasonable, actual results may differ from the estimate, and any difference may be material. See “Forward-Looking Statements.”

The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA Margin for the 2023 outlook and reconciles these measures to our Net loss for the same period:

	Year Ending December 31, 2023 (Forecasted)
(in millions, except percentages)	Low	High
Net loss attributable to ordinary shares	$(182)	$(132)
Dividends on preferred shares(1)	75	75
Net loss	$(107)	$(57)
(Benefit) provision for income taxes	(63)	(63)
Depreciation and amortization	707	707
Interest expense and amortization of debt discount, net	292	292
Restructuring and lease impairments(2)	30	30
Goodwill and intangible asset impairments(3)	135	135
Transaction related costs	5	5
Mark to market adjustment on financial instruments	(14)	(14)
Share-based compensation expense	130	130
Other(4)	(25)	(25)
Adjusted EBITDA	$1,090	$1,140
Adjusted EBITDA margin	42.0%	42.5%

(1) Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS dividends.

(2) Reflects restructuring costs expected to be incurred in 2023 associated with the ProQuest acquisition and Segment Optimization restructuring programs.
(3) Primarily includes the intangible assets impairment recorded during the three months ended June 30, 2023 related to Assets Held for Sale and Divested Operations
(4) Primarily includes the gain on legal settlement partially offset by a net loss on foreign exchange re-measurement.

The following table presents our calculation of Adjusted Diluted EPS for the 2023 outlook and reconciles this measure to our Net loss per share for the same period:

	Year Ending December 31, 2023 (Forecasted)
(in millions)	Low	High
Net loss attributable to ordinary shares	$(0.25)	$(0.18)
Dividends on preferred shares(1)	0.10	0.10
Net loss	$(0.15)	$(0.08)
Restructuring and lease impairments(2)	0.04	0.04
Goodwill and intangible asset impairments(3)	0.18	0.18
Share-based compensation expense	0.18	0.18
Amortization related to acquired intangible assets	0.78	0.78
Other(4)	(0.04)	(0.05)
Income tax impact of related adjustments	(0.22)	(0.22)
Adjusted Diluted EPS	$0.77	$0.83
Adjusted weighted-average ordinary shares (Diluted)(5)	734 million

(1-4) Refer to associated line item descriptions provided for the Adjusted EBITDA outlook reconciliation table above.
(5) For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS dividends and assumed the “if-converted” method of share dilution.

The following table presents our calculation of Free cash flow for the 2023 outlook and reconciles this measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2023 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$695	$745
Capital expenditures	(245)	(245)
Free cash flow	$450	$500

Media Contact:
Amy Bourke-Waite, Senior Director, Corporate Communications
newsroom@clarivate.com

Investor Relations Contact:
Mark Donohue, Vice President, Investor Relations
investor.relations@clarivate.com
215-243-2202